SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the eDiets.com, Inc. (the “Company”) 2010 Annual Meeting of Stockholders held on May 4, 2010, three proposals were submitted to and approved by the Company’s stockholders. Of 29,048,512 shares outstanding and entitled to vote at our Annual Meeting, 18,459,020 were present in person or by proxy. The proposals are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 22, 2010. The following is a summary of the voting results for each matter presented to the stockholders:

Proposal 1

Election of Directors:	Votes For	Votes Withheld
Kevin A. Richardson, II	16,704,599	34,008
Stephen Cootey	16,704,467	34,140
Robert L. Doretti	16,678,256	60,351
Lee S. Isgur	16,704,467	34,140
Ronald Luks	16,704,467	34,140
Pedro N. Ortega-Dardet	16,704,599	34,008
Kevin N. McGrath	16,704,599	34,008

Proposal 2

	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm	18,456,657	2,276	87	—

Proposal 3

Withdrawn.

Proposal 4

	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
To approve the amendment and restatement of the Company’s Equity Incentive Plan	16,601,072	123,384	14,151	1,720,413

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin N. McGrath
Kevin N. McGrath
President and Chief Executive Officer

Date: May 7, 2010